EXHIBIT 99.1

FOR IMMEDIATE RELEASE	Contact:
Katie Strohacker, Senior Director, Investor Relations
(617) 796-8232
Hospitality Properties Trust Announces Fourth Quarter and Year End 2017 Results
Fourth Quarter Net Income Available for Common Shareholders of $0.19 Per Share
Fourth Quarter Normalized FFO Available for Common Shareholders of $0.54 Per Share

Newton, MA (March 1, 2018). Hospitality Properties Trust (Nasdaq: HPT) today announced its financial results for the quarter and year ended December 31, 2017:

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
	($ in thousands, except per share and RevPAR data)

Net income available for common shareholders	$31,545	$58,020	$203,815	$202,446
Net income available for common shareholders per share	$0.19	$0.35	$1.24	$1.30
Adjusted EBITDA (1)	$135,312	$136,989	$773,654	$750,814
Normalized FFO available for common shareholders (1)	$87,865	$93,380	$585,734	$561,383
Normalized FFO available for common shareholders per share (1)	$0.54	$0.57	$3.57	$3.60

Portfolio Performance
Comparable hotel RevPAR	$88.79	$85.41	$95.55	$94.50
Change in comparable hotel RevPAR	4.0%	—	1.1%	—
RevPAR (all hotels)	$87.70	$86.01	$95.59	$95.27
Change in RevPAR (all hotels)	2.0%	—	0.3%	—
Coverage of HPT’s minimum returns and rents for hotels	0.91x	0.88x	1.06x	1.10x
Coverage of HPT's minimum rents for travel centers	1.46x	1.51x	1.50x	1.57x

(1)
Reconciliations of net income determined in accordance with U.S. generally accepted accounting principles, or GAAP, to earnings before interest, taxes, depreciation and amortization, or EBITDA, and EBITDA as adjusted, or Adjusted EBITDA, and net income available for common shareholders determined in accordance with GAAP to funds from operations, or FFO, available for common shareholders, and Normalized FFO available for common shareholders, for the quarters and years ended December 31, 2017 and 2016 appear later in this press release.

A Maryland Real Estate Investment Trust with transferable shares of beneficial interest listed on the Nasdaq.
No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.

John Murray, President and Chief Operating Officer of HPT, made the following statement regarding today's announcement:

“HPT’s comparable hotel RevPAR grew 4.0% during the fourth quarter of 2017 compared to the prior year period, reflecting increases in both rate and occupancy especially at hotels affected by relief efforts and displaced residents caused by hurricanes and wildfires. For the year ended December 31, 2017, aggregate coverage of our annual hotel minimum returns and rents was 1.06 times.

Our TA properties generated steady performance this quarter. Total gross margin was flat versus the same period last year as a decline in fuel gross margin was offset by higher non-fuel margins and TA's efforts to control operating expenses. For the year ended December 31, 2017, our travel centers' rent coverage was 1.50 times."
Results for the Quarter and Year Ended December 31, 2017 and Recent Activities:

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Net Income Available for Common Shareholders: Net income available for common shareholders for the quarter ended December 31, 2017 was $31.5 million, or $0.19 per diluted share, compared to net income available for common shareholders of $58.0 million, or $0.35 per diluted share, for the quarter ended December 31, 2016. Net income available for common shareholders for the quarter ended December 31, 2017 includes $36.3 million, or $0.22 per diluted share, of business management incentive fee expense and a $5.4 million, or $0.03 per diluted share, tax benefit related to the new federal tax legislation referred to as the Tax Cuts and Jobs Act, or the Tax Act. Net income available for common shareholders for the quarter ended December 31, 2016 includes the reversal of $3.9 million, or $0.02 per diluted share, of previously accrued business management incentive fee expense. The weighted average number of diluted common shares outstanding was 164.2 million and 164.1 million for the quarters ended December 31, 2017 and 2016, respectively.

Net income available for common shareholders for the year ended December 31, 2017 was $203.8 million, or $1.24 per diluted share, compared to net income available for common shareholders of $202.4 million, or $1.30 per diluted share, for the year ended December 31, 2016. Net income available for common shareholders includes $74.6 million, or $0.45 per diluted share, and $52.4 million, or $0.34 per diluted share, of business management incentive fee expense for the years ended December 31, 2017 and 2016, respectively. Net income available for common shareholders for the year ended December 31, 2017 also includes a $9.3 million, or $0.06 per diluted share, gain on sale of real estate, and a $5.4 million, or $0.03 per diluted share, tax benefit related to the Tax Act, and was reduced by $9.9 million, or $0.06 per diluted share, for the amount by which the liquidation preference for HPT's 7.125% Series D cumulative redeemable preferred shares that were redeemed during the year exceeded the carrying value of those preferred shares at the time of redemption. The weighted average number of diluted common shares outstanding was 164.2 million and 156.1 million for the years ended December 31, 2017 and 2016, respectively.

•	Adjusted EBITDA: Adjusted EBITDA for the quarter ended December 31, 2017 compared to the same period in 2016 decreased 1.2% to $135.3 million.

Adjusted EBITDA for the year ended December 31, 2017 compared to the same period in 2016 increased 3.0% to $773.7 million.

•
Normalized FFO Available for Common Shareholders: Normalized FFO available for common shareholders for the quarter ended December 31, 2017 were $87.9 million, or $0.54 per diluted share, compared to Normalized FFO available for common shareholders of $93.4 million, or $0.57 per diluted share, for the quarter ended December 31, 2016. Normalized FFO available for common shareholders includes $74.6 million, or $0.45 per diluted share, and

$52.4 million, or $0.34 per diluted share, of business management incentive fee expense for the quarters ended December 31, 2017 and 2016, respectively.

Normalized FFO available for common shareholders for the year ended December 31, 2017 were $585.7 million, or $3.57 per diluted share, compared to Normalized FFO available for common shareholders of $561.4 million, or $3.60 per diluted share, for the year ended December 31, 2016. Normalized FFO available for common shareholders includes $74.6 million, or $0.45 per diluted share, and $52.4 million, or $0.34 per diluted share, of business management incentive fee expense for the years ended December 31, 2017 and 2016, respectively.

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Hotel RevPAR (comparable hotels): For the quarter ended December 31, 2017 compared to the same period in 2016 for HPT’s 302 hotels that were owned continuously since October 1, 2016: average daily rate, or ADR, increased 2.4% to $124.53; occupancy increased 1.1 percentage points to 71.3%; and revenue per available room, or RevPAR, increased 4.0% to $88.79.

For the year ended December 31, 2017 compared to 2016 for HPT’s 299 hotels that were owned continuously since January 1, 2016: ADR increased 1.0% to $126.05; occupancy increased 0.1 percentage points to 75.8%; and RevPAR increased 1.1% to $95.55.

•
Hotel RevPAR (all hotels): For the quarter ended December 31, 2017 compared to the same period in 2016 for HPT’s 323 hotels: ADR increased 2.3% to $125.47; occupancy decreased 0.2 percentage points to 69.9%; and RevPAR increased 2.0% to $87.70.

For the year ended December 31, 2017 compared to 2016 for HPT’s 323 hotels: ADR increased 0.9% to $127.29; occupancy decreased 0.4 percentage points to 75.1%; and RevPAR increased 0.3% to $95.59.

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Coverage of Minimum Returns and Rents: For the quarter ended December 31, 2017, the aggregate coverage ratio of (x) total hotel revenues minus all hotel expenses and FF&E reserve escrows which are not subordinated to minimum returns and minimum rent payments to HPT to (y) HPT’s minimum returns and rents due from hotels increased to 0.91x from 0.88x for the quarter ended December 31, 2016.

For the year ended December 31, 2017, the aggregate coverage ratio of (x) total hotel revenues minus all hotel expenses and FF&E reserve escrows which are not subordinated to minimum returns and minimum rent payments to HPT to (y) HPT’s minimum returns and rents due from hotels decreased to 1.06x from 1.10x for the year ended December 31, 2016.

For the quarter ended December 31, 2017, the aggregate coverage ratio of (x) total travel center revenues less travel center expenses to (y) HPT’s minimum rent due from leased travel centers decreased to 1.46x from 1.51x for the quarter ended December 31, 2016.

For the year ended December 31, 2017, the aggregate coverage ratio of (x) total travel center revenues less travel center expenses to (y) HPT’s minimum rent due from leased travel centers decreased to 1.50x from 1.57x for the year ended December 31, 2016.

As of December 31, 2017, approximately 74% of HPT’s aggregate annual minimum returns and rents were secured by guarantees or security deposits from HPT’s managers and tenants pursuant to the terms of HPT’s operating agreements.

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Financing Activities: In October 2017, HPT issued $400.0 million principal amount of 3.950% senior notes due 2028 in an underwritten public offering. The proceeds from this offering of $388.2 million after discounts and offering expenses were used to repay amounts outstanding under HPT's revolving credit facility and for general business purposes.

Also in October 2017, HPT redeemed at par plus accrued interest all $350.0 million of its 6.70% senior notes due 2018.

In February 2018, HPT issued $400.0 million principal amount of 4.375% senior notes due 2030 in an underwritten public offering. The proceeds from this offering of $386.5 million after discounts and offering expenses were used to repay amounts outstanding under HPT's revolving credit facility and for general business purposes.

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Tenants and Managers: As of December 31, 2017, HPT had nine operating agreements with seven hotel operating companies for 323 hotels with 49,903 rooms, which represented 68% of HPT’s total annual minimum returns and rents, and five lease agreements with one travel center operating company for 199 travel centers, which represented 32% of HPT’s total annual minimum returns and rents.

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Marriott Agreements: As of December 31, 2017, 122 of HPT’s hotels were operated by subsidiaries of Marriott International, Inc. (Nasdaq: MAR), or Marriott, under three agreements. HPT’s Marriott No. 1 agreement includes 53 hotels, and provides for annual minimum return payments to HPT of $69.2 million as of December 31, 2017 (approximately $17.3 million per quarter). During the three months ended December 31, 2017, HPT realized returns under its Marriott No. 1 agreement of $16.7 million. Because there is no guarantee or security deposit for this agreement, the minimum returns HPT receives under this agreement are limited to available hotel cash flows after payment of operating expenses and funding of a FF&E reserve. HPT’s Marriott No. 234 agreement includes 68 hotels and requires annual minimum returns to HPT of $106.5 million as of December 31, 2017 (approximately $26.6 million per quarter). During the three months ended December 31, 2017, HPT realized returns under its Marriott No. 234 agreement of $26.6 million. HPT’s Marriott No. 234 agreement is partially secured by a security deposit and a limited guarantee from Marriott; during the three months ended December 31, 2017, HPT reduced the available security deposit by $0.5 million to cover shortfalls in hotel cash flows available to pay the minimum returns due to HPT during the period.  At December 31, 2017, the available security deposit from Marriott for the Marriott No. 234 agreement was $26.0 million and there was $30.7 million remaining under Marriott’s guaranty for up to 90% of the minimum returns due to HPT to cover future payment shortfalls if and after the available security deposit is depleted. HPT's Marriott No. 5 agreement includes one resort hotel in Kauai, HI which is leased to Marriott on a full recourse basis. The contractual rent due to HPT for this hotel for the three months ended December 31, 2017 of $2.5 million was paid to HPT.

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InterContinental Agreement: As of December 31, 2017, 99 of HPT’s hotels were operated by subsidiaries of InterContinental Hotels Group, plc, or InterContinental, under one agreement requiring annual minimum returns and rents to HPT of $189.3 million (approximately $47.3 million per quarter). During the three months ended December 31, 2017, HPT realized returns and rents under its InterContinental agreement of $47.2 million, of which $0.4 million represents HPT's share of hotel cash flows in excess of the minimum returns due to HPT for the period. HPT’s InterContinental agreement is partially secured by a security deposit. At December 31, 2017, the available InterContinental security deposit which HPT held to pay future payment shortfalls was at the contractually capped amount of $100.0 million.

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Wyndham Agreement: As of December 31, 2017, 22 of HPT’s hotels were operated under a management agreement with a hotel subsidiary of Wyndham Worldwide Corporation (NYSE: WYN), or Wyndham, requiring annual minimum returns of $27.6 million as of December 31, 2017 (approximately $6.9 million per quarter).  HPT also leases 48 vacation units in one of the hotels to Wyndham Vacation Resorts, Inc., a different subsidiary of Wyndham, which requires annual minimum rent of $1.4 million (approximately $0.4 million per quarter).  The guarantee provided by Wyndham with respect to the lease is unlimited.  The guarantee provided by Wyndham with respect to the management agreement is limited to $35.7 million.  During the year ended December 31, 2017, the hotels under the management agreement generated cash flows that were less than the minimum returns due to HPT and this guaranty was depleted. Nonetheless, during the year ended December 31, 2017, all minimum amounts due to HPT under the management agreement and the lease were paid to HPT.

HPT's agreement with the Wyndham hotel subsidiary provides that if the hotels' cash flows available after payment of hotel operating expenses are less than the minimum returns due to HPT, to avoid default Wyndham is required to pay HPT the greater of the available hotel cash flows and 85% of the contractual minimum amount due. During January and February 2018, Wyndham paid HPT 85% of the minimum returns due under the hotels' management agreement, which payments were an aggregate of $689 less than the minimum returns due for these months. The contractual rent due to HPT under the lease for Wyndham's 48 vacation units for January and February 2018 was paid to HPT.

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Morgans Agreement: As of December 31, 2017, HPT leases one hotel to a subsidiary of Morgans Hotel Group Co., or Morgans, requiring annual minimum rent to HPT of $7.6 million as of December 31, 2017 (approximately $1.9 million per quarter). In December 2016, HPT advised Morgans that the closing of its merger with SBE Entertainment Group, LLC, or SBE, without HPT's consent was in violation of the Morgans agreement, and HPT began a litigation in California for unlawful detainer against Morgans and SBE. HPT is in discussions with Morgans and SBE regarding this matter and is pursuing remedies, which may include terminating the Morgans agreement. As of February 28, 2018, all scheduled rent payments due to HPT under the Morgans lease have been paid.

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Other Hotel Agreements: As of December 31, 2017, HPT’s remaining 79 hotels were operated under three agreements: one management agreement with Sonesta (49 hotels) requiring annual minimum returns of $109.6 million as of December 31, 2017 (approximately $27.4 million per quarter) provided cash flows after payment of operating expenses is sufficient to do so; one management agreement with a subsidiary of Hyatt Hotels Corporation (NYSE: H), or Hyatt, (22 hotels) requiring annual minimum returns of $22.0 million as of December 31, 2017 (approximately $5.5 million per quarter); and one management agreement with a subsidiary of Carlson (eight hotels) requiring annual minimum returns of $12.9 million as of December 31, 2017 (approximately $3.2 million per quarter). Minimum returns due to HPT are partially guaranteed under the Hyatt and Carlson agreements. There is no guarantee or security deposit for the Sonesta agreement. The payments contractually due to HPT under these agreements for the three months ended December 31, 2017 were paid to HPT.

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Travel Center Agreements: As of December 31, 2017, HPT’s 199 travel centers located along the U.S. Interstate Highway system were leased to TravelCenters of America LLC (Nasdaq: TA), or TA, under five lease agreements, which require aggregate annual minimum rents of $284.4 million (approximately $71.1 million per quarter). As of December 31, 2017, all payments due to HPT from TA under these leases were current.

Conference Call:

On Thursday, March 1, 2018, at 10:00 a.m. Eastern Time, John Murray, President and Chief Operating Officer, and Mark Kleifges, Chief Financial Officer and Treasurer, will host a conference call to discuss HPT's fourth quarter and full year 2017 financial results. The conference call telephone number is (877) 329-3720. Participants calling from outside the United States and Canada should dial (412) 317-5434. No pass code is necessary to access the call from either number.

Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through Thursday, March 8, 2018. To hear the replay, dial (412) 317-0088. The replay pass code is 10115721.

A live audio webcast of the conference call will also be available in a listen only mode on HPT’s website, which is located at www.hptreit.com. Participants wanting to access the webcast should visit HPT’s website about five minutes before the call. The archived webcast will be available for replay on HPT’s website for about one week after the call. The transcription, recording and retransmission in any way of HPT’s fourth quarter conference call is strictly prohibited without the prior written consent of HPT.

Supplemental Data:

A copy of HPT’s Fourth Quarter 2017 Supplemental Operating and Financial Data is available for download at HPT’s website, www.hptreit.com. HPT’s website is not incorporated as part of this press release.

Hospitality Properties Trust is a real estate investment trust, or REIT, which owns a diverse portfolio of hotels and travel centers located in 45 states, Puerto Rico and Canada. HPT’s properties are operated under long term management or lease agreements. HPT is managed by the operating subsidiary of The RMR Group Inc. (Nasdaq: RMR), an alternative asset management company that is headquartered in Newton, Massachusetts.

Please see the following pages for a more detailed statement of HPT’s operating results and financial condition and for an explanation of HPT’s calculation of FFO available for common shareholders and Normalized FFO available for common shareholders, EBITDA and Adjusted EBITDA and a reconciliation of those amounts to amounts determined according to GAAP.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. ALSO, WHENEVER HPT USES WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE”, "WILL", “MAY” AND NEGATIVES OR DERIVATIVES OF THESE OR SIMILAR EXPRESSIONS, HPT IS MAKING FORWARD LOOKING STATEMENTS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON HPT’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY HPT’S FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. FOR EXAMPLE:

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AS OF DECEMBER 31, 2017, APPROXIMATELY 74% OF HPT’S AGGREGATE ANNUAL MINIMUM RETURNS AND RENTS WERE SECURED BY GUARANTEES OR SECURITY DEPOSITS FROM HPT’S MANAGERS AND TENANTS. THIS MAY IMPLY THAT THESE MINIMUM RETURNS AND RENTS WILL BE PAID. IN FACT, CERTAIN OF THESE GUARANTEES AND SECURITY DEPOSITS ARE LIMITED IN AMOUNT AND DURATION AND ALL THE GUARANTEES ARE SUBJECT TO THE GUARANTORS’ ABILITIES AND WILLINGNESS TO PAY. HPT CANNOT BE SURE OF THE FUTURE FINANCIAL PERFORMANCE OF HPT’S PROPERTIES AND WHETHER SUCH PERFORMANCE WILL COVER HPT’S MINIMUM RETURNS AND RENTS, WHETHER THE GUARANTEES OR SECURITY DEPOSITS WILL BE ADEQUATE TO COVER FUTURE SHORTFALLS IN THE MINIMUM RETURNS OR RENTS DUE TO HPT WHICH THEY GUARANTY OR SECURE, OR REGARDING HPT’S MANAGERS’, TENANTS’ OR GUARANTORS’ FUTURE ACTIONS IF AND WHEN THE GUARANTEES AND SECURITY DEPOSITS EXPIRE OR ARE DEPLETED OR THEIR ABILITIES OR WILLINGNESS TO PAY MINIMUM RETURNS AND RENTS OWED TO HPT. MOREOVER, THE SECURITY DEPOSITS HPT HOLDS ARE NOT SEGREGATED FROM HPT’S OTHER ASSETS AND THE APPLICATION OF SECURITY DEPOSITS TO COVER PAYMENT SHORTFALLS WILL RESULT IN

HPT RECORDING INCOME, BUT WILL NOT RESULT IN HPT RECEIVING ADDITIONAL CASH. THE 26% BALANCE OF HPT’S ANNUAL MINIMUM RETURNS AND RENTS AS OF DECEMBER 31, 2017 ARE NOT GUARANTEED.

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WYNDHAM'S $35.7 MILLION LIMITED GUARANTY WAS DEPLETED DURING THE YEAR ENDED DECEMBER 31, 2017. HPT DOES NOT HOLD A SECURITY DEPOSIT WITH RESPECT TO AMOUNTS DUE UNDER THE WYNDHAM AGREEMENT. THIS PRESS RELEASE STATES THAT WYNDHAM HAS PAID 85% OF THE MINIMUM RETURNS DUE TO HPT FOR JANUARY AND FEBRUARY 2018. HPT CAN PROVIDE NO ASSURANCE AS TO WHETHER WYNDHAM WILL CONTINUE TO PAY AT LEAST THE GREATER OF AVAILABLE HOTEL CASH FLOWS AND 85% OF THE MINIMUM RETURNS DUE TO HPT OR IF WYNDHAM WILL DEFAULT ON ITS PAYMENTS.

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HPT HAS NO GUARANTEES OR SECURITY DEPOSITS FOR THE MINIMUM RETURNS DUE TO HPT FROM HPT'S MARRIOTT NO. 1 OR HPT'S SONESTA HOTEL AGREEMENTS. ACCORDINGLY, WHEN HPT RECEIVES THE CONTRACTUAL AMOUNTS DUE TO HPT UNDER THESE CONTRACTS, SUCH AMOUNTS MAY BE LESS THAN THE MINIMUM RETURNS STATED IN THOSE MANAGEMENT CONTRACTS.

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HPT HAS ADVISED MORGANS THAT THE CLOSING OF ITS MERGER WITH SBE WAS A VIOLATION OF HPT'S AGREEMENT WITH MORGANS, HPT BEGAN A LITIGATION FOR UNLAWFUL DETAINER AGAINST MORGANS AND SBE TO COMPEL MORGANS AND SBE TO SURRENDER POSSESSION OF THE SAN FRANCISCO HOTEL WHICH MORGANS LEASES FROM HPT, AND HPT IS IN DISCUSSIONS WITH MORGANS AND SBE REGARDING THIS MATTER. THE OUTCOME OF THIS PENDING LITIGATION AND OF THESE DISCUSSIONS WITH MORGANS AND SBE IS NOT ASSURED BUT HPT BELIEVES THAT MORGANS MAY SURRENDER POSSESSION OF THIS HOTEL OR THAT THE COURT WILL DETERMINE THAT MORGANS AND SBE HAVE BREACHED THE LEASE. HPT ALSO BELIEVES THAT THIS HOTEL MAY REQUIRE SUBSTANTIAL CAPITAL INVESTMENT TO REMAIN COMPETITIVE IN ITS MARKET. THE CONTINUATION OF THIS DISPUTE WITH MORGANS AND SBE REQUIRES HPT TO EXPEND LEGAL FEES AND THE RESULT OF THIS DISPUTE MAY CAUSE HPT SOME LOSS OF RENT AT LEAST UNTIL THIS HOTEL MAY BE RENOVATED AND OPERATIONS IMPROVE. LITIGATION AND DISPUTES WITH TENANTS OFTEN PRODUCE UNEXPECTED RESULTS AND HPT CAN PROVIDE NO ASSURANCE REGARDING THE RESULTS OF THIS DISPUTE. AND

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MR. MURRAY STATES IN THIS PRESS RELEASE THAT HPT'S COMPARABLE HOTEL REVPAR GREW DURING THE FOURTH QUARTER OF 2017 COMPARED WITH THE PRIOR YEAR PERIOD, THAT AGGREGATE COVERAGE OF HPT'S MINIMUM RETURNS AND RENTS WAS 1.06X, THAT TA'S PROPERTY RESULTS WERE STEADY DURING THE FOURTH QUARTER AND THAT COVERAGE OF HPT'S MINIMUM RENTS WAS 1.50X. THESE STATEMENTS MAY IMPLY HOTEL REVPAR MAY CONTINUE TO GROW, TA'S PROPERTY RESULTS WILL REMAIN STEADY OR COVERAGE OF MINIMUM RETURNS AND RENTS WILL REMAIN ABOVE 1.0X FOR HPT'S HOTELS AND 1.50X FOR HPT'S TRAVEL CENTERS. IN FACT, COVERAGE OF HPT'S MINIMUM RETURNS AND RENTS MAY DECLINE IN FUTURE PERIODS IF REVPAR AT HPT'S HOTELS OR TA'S OPERATING RESULTS DECLINE. FOR EXAMPLE, AS MR. MURRAY NOTED, HPT'S HOTEL RESULTS WERE HELPED BY INCREASED ACTIVITY IN REGIONS AFFECTED BY RELIEF EFFORTS AND DISPLACED RESIDENTS CAUSED BY HURRICANES AND WILDFIRES. AS THOSE RELIEF EFFORTS ARE COMPLETED AND DISPLACED RESIDENTS RETURN TO THEIR RESIDENCES, HPT'S HOTEL OCCUPANCY AND RATES MAY DECLINE.

THE INFORMATION CONTAINED IN HPT’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, OR THE SEC, INCLUDING UNDER THE CAPTION “RISK FACTORS” IN HPT’S PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE DIFFERENCES FROM HPT’S FORWARD LOOKING STATEMENTS. HPT’S FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC’S WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, HPT DOES NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.
(end)

HOSPITALITY PROPERTIES TRUST
CONSOLIDATED STATEMENTS OF INCOME
(amounts in thousands, except share data)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Revenues:
Hotel operating revenues (1)	$450,506	$398,446	$1,843,501	$1,733,103
Rental income (2)	83,490	79,841	323,764	309,600
FF&E reserve income (3)	1,146	991	4,670	4,508
Total revenues	535,142	479,278	2,171,935	2,047,211

Expenses:
Hotel operating expenses (1)	314,001	279,299	1,279,547	1,202,538
Depreciation and amortization	99,848	91,150	386,659	357,342
General and administrative (4)	49,305	7,978	125,402	99,105
Acquisition related costs (5)	—	482	—	1,367
Total expenses	463,154	378,909	1,791,608	1,660,352

Operating income	71,988	100,369	380,327	386,859

Dividend income	626	626	2,504	2,001
Interest income	208	47	798	274
Interest expense (including amortization of debt issuance costs and debt discounts and premiums of $2,331, $2,036, $8,871 and $8,151, respectively)	(46,250)	(37,349)	(181,579)	(161,913)
Loss on early extinguishment of debt (6)	(146)	—	(146)	(228)
Income before income taxes, equity in earnings of an investee and gain on sale of real estate	26,426	63,693	201,904	226,993
Income tax benefit (expense) (7)	5,045	(537)	3,284	(4,020)
Equity in earnings of an investee	74	30	607	137
Income before gain on sale of real estate	31,545	63,186	205,795	223,110
Gain on sale of real estate (8)	—	—	9,348	—
Net income	31,545	63,186	215,143	223,110
Preferred distributions	—	(5,166)	(1,435)	(20,664)
Excess of liquidation preference over carrying value of preferred shares redeemed (9)	—	—	(9,893)	—
Net income available for common shareholders	$31,545	$58,020	$203,815	$202,446

Weighted average common shares outstanding (basic)	164,192	164,120	164,146	156,062
Weighted average common shares outstanding (diluted)	164,205	164,128	164,175	156,088

Net income available for common shareholders per common share (basic and diluted)	$0.19	$0.35	$1.24	$1.30

See Notes on pages 11 and 12

HOSPITALITY PROPERTIES TRUST
RECONCILIATIONS OF FUNDS FROM OPERATIONS,
NORMALIZED FUNDS FROM OPERATIONS, EBITDA AND ADJUSTED EBITDA
(amounts in thousands, except share data)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Calculation of Funds from Operations (FFO) and Normalized FFO available for common shareholders: (10)
Net income available for common shareholders	$31,545	$58,020	$203,815	$202,446
Add (less): Depreciation and amortization	99,848	91,150	386,659	357,342
Gain on sale of real estate (8)	—	—	(9,348)	—
FFO available for common shareholders	131,393	149,170	581,126	559,788
Add (less): Acquisition related costs (5)	—	482	—	1,367
Business management incentive fees (4)	(38,243)	(56,272)	—	—
Loss on early extinguishment of debt (6)	146	—	146	228
Excess of liquidation preference over carrying value of preferred shares redeemed (9)	—	—	9,893	—
Deferred tax benefit (7)	(5,431)		(5,431)
Normalized FFO available for common shareholders	$87,865	$93,380	$585,734	$561,383

Weighted average common shares outstanding (basic)	164,192	164,120	164,146	156,062
Weighted average common shares outstanding (diluted)	164,205	164,128	164,175	156,088

Basic and diluted per common share amounts:
FFO available for common shareholders	$0.80	$0.91	$3.54	$3.59
Normalized FFO available for common shareholders	$0.54	$0.57	$3.57	$3.60
Distributions declared per share	$0.52	$0.51	$2.07	$2.03

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Calculation of EBITDA and Adjusted EBITDA: (11)
Net income	$31,545	$63,186	$215,143	$223,110
Add: Interest expense	46,250	37,349	181,579	161,913
Income tax expense (benefit) (7)	(5,045)	537	(3,284)	4,020
Depreciation and amortization	99,848	91,150	386,659	357,342
EBITDA	172,598	192,222	780,097	746,385
Add (less): Acquisition related costs (5)	—	482	—	1,367
General and administrative expense paid in common shares (12)	811	557	2,759	2,834
Business management incentive fees (4)	(38,243)	(56,272)	—	—
Loss on early extinguishment of debt (6)	146	—	146	228
Gain on sale of real estate (8)	—	—	(9,348)	—
Adjusted EBITDA	$135,312	$136,989	$773,654	$750,814

See Notes on pages 11 and 12

(1)
At December 31, 2017, HPT owned 323 hotels; 320 of these hotels were managed by hotel operating companies and three hotels were leased to hotel operating companies. At December 31, 2017, HPT also owned 199 travel centers; all 199 of these travel centers were leased to a travel center operating company under five lease agreements. HPT’s consolidated statements of income include hotel operating revenues and expenses of managed hotels and rental income from its leased hotels and travel centers. Certain of HPT's managed hotels had net operating results that were, in the aggregate, $14,138 and $17,751 less than the minimum returns due to HPT in the three months ended December 31, 2017 and 2016, respectively, and $31,477 and $28,421 less than the minimum returns due to HPT in the years ended December 31, 2017 and 2016, respectively. When the managers of these hotels fund the shortfalls under the terms of HPT’s management agreements or their guarantees, HPT reflects such fundings (including security deposit applications) in its consolidated statements of income as a reduction of hotel operating expenses. Hotel operating expenses were reduced by $2,885 and $3,860 in the three months ended December 31, 2017 and 2016, respectively, and by $4,673 and $2,918 in the years ended December 31, 2017 and 2016, respectively, as a result of such fundings. HPT had shortfalls at certain of its managed hotel portfolios not funded by the managers of these hotels under the terms of its management agreements of $10,522 and $13,476 in the three months ended December 31, 2017 and 2016, respectively, and $26,804 and $25,503 in the years ended December 31, 2017 and 2016, respectively, which represent the unguaranteed portions of HPT's minimum returns from Sonesta. Certain of HPT’s managed hotel portfolios had net operating results that were, in the aggregate, $2,918 and $2,309 more than the minimum returns due to HPT in the three months ended December 31, 2017 and 2016, respectively, and $68,338 and $81,227 more than the minimum returns due to HPT in the years ended December 31, 2017 and 2016, respectively. Certain guarantees to HPT and security deposits held by HPT may be replenished by a share of these excess cash flows from the applicable hotel operations pursuant to the terms of the respective operating agreements or the guarantees. When these guarantees and security deposits are replenished by cash flows from hotel operations, HPT reflects such replenishments in its consolidated statements of income as an increase to hotel operating expenses.  Hotel operating expenses were increased by $1,784 in the three months ended December 31, 2016 and $25,419 and $34,148 in the years ended December 31, 2017 and 2016, respectively, as a result of such replenishments. There were no replenishments in the three months ended December 31, 2017.

(2)
Rental income includes $3,170 and $3,193 in the three months ended December 31, 2017 and 2016, respectively, and $12,378 and $13,570 in the years ended December 31, 2017 and 2016, respectively, of adjustments necessary to record scheduled rent increases under certain of HPT’s leases, the deferred rent obligations under HPT’s travel center leases and the estimated future payments to HPT under its travel center leases for the cost of removing underground storage tanks on a straight line basis. Rental income also includes $2,106 and $1,303 in both the three months and years ended December 31, 2017 and 2016, respectively, of percentage rental income.

(3)
Various percentages of total sales at certain of HPT’s hotels are escrowed as reserves for future renovations or refurbishment, or FF&E reserve escrows. HPT owns all the FF&E reserve escrows for its hotels. HPT reports deposits by its tenants into the escrow accounts under its hotel leases as FF&E reserve income. HPT does not report the amounts which are escrowed as FF&E reserves for its managed hotels as FF&E reserve income.

(4)
Incentive fees under HPT’s business management agreement with The RMR Group LLC are payable after the end of each calendar year, are calculated based on common share total return, as defined, and are included in general and administrative expense in HPT’s consolidated statements of income. In calculating net income in accordance with GAAP, HPT recognizes estimated business management incentive fee expense, if any, in the first, second and third quarters. Although HPT recognizes this expense, if any, in the first, second and third quarters for purposes of calculating net income, HPT does not include these amounts in the calculation of Normalized FFO available for common shareholders or Adjusted EBITDA until the fourth quarter, which is when the business management incentive fee expense amount for the year, if any, is determined. Net income includes $36,330 of business management incentive fee expense and the reversal of $3,865 of previously accrued business management incentive fee expense in the three months ended December 31, 2017 and 2016, respectively, and $74,573 and $52,407 of business management incentive fee expense in the years ended December 31, 2017 and 2016, respectively. Business management incentive fees for 2017 and 2016 were paid in January 2018 and 2017, respectively.

(5)	Represents costs associated with HPT’s acquisition activities. Acquisition costs incurred during the 2017 periods have been capitalized in purchase accounting pursuant to a change in GAAP.

(6)
HPT recorded losses of $146, $158 and $70 on early extinguishment of debt in the three months ended December 31, 2017, September 30, 2016 and March 31, 2016, respectively, in connection with the redemption of certain senior unsecured notes.

(7)	HPT realized a $5,431 tax benefit in the three months ended December 31, 2017 related to the enactment of the Tax Act.

(8)	HPT recorded a $9,348 gain on sale of real estate in the three months ended September 30, 2017 in connection with the sales of three hotels.

(9)
In February 2017, HPT redeemed all 11,600,000 of its outstanding 7.125% Series D cumulative redeemable preferred shares at the stated liquidation preference of $25.00 per share plus accrued and unpaid distributions to the date of redemption (an aggregate of $291,435). The liquidation preference of the redeemed shares exceeded the carrying amount for the redeemed shares as of the date of redemption by $9,893, or $0.06 per share, and HPT reduced net income available to common shareholders in the three months ended March 31, 2017 by that excess amount.

(10)
HPT calculates FFO available for common shareholders and Normalized FFO available for common shareholders as shown above.  FFO available for common shareholders is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or Nareit, which is net income available for common shareholders calculated in accordance with GAAP, excluding any gain or loss on sale of properties and loss on impairment of real estate assets, if any, plus real estate depreciation and amortization, as well as certain other adjustments currently not applicable to HPT.  HPT’s calculation of Normalized FFO available for common shareholders differs from Nareit’s definition of FFO available for common shareholders because HPT includes business management incentive fees, if any, only in the fourth quarter versus the quarter when they are recognized as expense in accordance with GAAP due to their quarterly volatility not necessarily being indicative of HPT’s core operating performance and the uncertainty as to whether any such business management incentive fees will be payable when all contingencies for determining such fees are known at the end of the calendar year, and HPT excludes the excess of liquidation preference over carrying value of preferred shares redeemed, certain deferred tax benefits, acquisition related costs expensed under GAAP and loss on early extinguishment of debt.  HPT considers FFO available for common shareholders and Normalized FFO available for common shareholders to be appropriate supplemental measures of operating performance for a REIT, along with net income, net income available for common shareholders and operating income.

HPT believes that FFO available for common shareholders and Normalized FFO available for common shareholders provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, FFO available for common shareholders and Normalized FFO available for common shareholders may facilitate a comparison of HPT’s operating performance between periods and with other REITs.  FFO available for common shareholders and Normalized FFO available for common shareholders are among the factors considered by HPT’s Board of Trustees when determining the amount of distributions to its shareholders.  Other factors include, but are not limited to, requirements to maintain HPT’s qualification for taxation as a REIT, limitations in its credit agreement and public debt covenants, the availability to HPT of debt and equity capital, HPT’s expectation of its future capital requirements and operating performance and HPT’s expected needs for and availability of cash to pay its obligations. FFO available for common shareholders and Normalized FFO available for common shareholders do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income, net income available for common shareholders or operating income as indicators of HPT’s operating performance or as measures of HPT’s liquidity.  These measures should be considered in conjunction with net income, net income available for common shareholders and operating income as presented in HPT’s consolidated statements of income. Other real estate companies and REITs may calculate FFO available for common shareholders and Normalized FFO available for common shareholders differently than HPT does.

(11)
HPT calculates EBITDA and Adjusted EBITDA as shown above.  HPT considers EBITDA and Adjusted EBITDA to be appropriate supplemental measures of its operating performance, along with net income, net income available for common shareholders and operating income. HPT believes that EBITDA and Adjusted EBITDA provide useful information to investors because by excluding the effects of certain historical amounts, such as interest, depreciation and amortization expense, EBITDA and Adjusted EBITDA may facilitate a comparison of current operating performance with HPT’s past operating performance. In calculating Adjusted EBITDA, HPT includes business management incentive fees only in the fourth quarter versus the quarter when they are recognized as expense in accordance with GAAP due to their quarterly volatility not necessarily being indicative of HPT’s core operating performance and the uncertainty as to whether any such business management incentive fees will be payable when all contingencies for determining such fees are known at the end of the calendar year. EBITDA and Adjusted EBITDA do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income, net income available for common shareholders or operating income as indicators of operating performance or as measures of HPT’s liquidity.  These measures should be considered in conjunction with net income, net income available for common shareholders and operating income as presented in HPT’s consolidated statements of income.  Other real estate companies and REITs may calculate EBITDA and Adjusted EBITDA differently than HPT does.

(12)	Amounts represent the equity compensation for HPT’s trustees, its officers and certain other employees of HPT’s manager.

HOSPITALITY PROPERTIES TRUST
CONSOLIDATED BALANCE SHEETS
(amounts in thousands, except share data)
(Unaudited)

	December 31,	December 31,
	2017	2016
ASSETS
Real estate properties:
Land	$1,668,797	$1,566,630
Buildings, improvements and equipment	7,758,862	7,156,759
Total real estate properties, gross	9,427,659	8,723,389
Accumulated depreciation	(2,784,478)	(2,513,996)
Total real estate properties, net	6,643,181	6,209,393
Cash and cash equivalents	24,139	10,896
Restricted cash (FF&E reserve escrow)	73,357	60,456
Due from related persons	78,513	65,332
Other assets, net	331,195	288,151
Total assets	$7,150,385	$6,634,228

LIABILITIES AND SHAREHOLDERS’ EQUITY
Unsecured revolving credit facility	$398,000	$191,000
Unsecured term loan, net	399,086	398,421
Senior unsecured notes, net	3,203,962	2,565,908
Convertible senior unsecured notes	—	8,478
Security deposits	126,078	89,338
Accounts payable and other liabilities	184,788	188,053
Due to related persons	83,049	58,475
Dividends payable	—	5,166
Total liabilities	4,394,963	3,504,839

Commitments and contingencies

Shareholders’ equity:
Preferred shares of beneficial interest, no par value; 100,000,000 shares authorized:
Series D preferred shares; 7 1/8% cumulative redeemable; zero and 11,600,000 shares issued and outstanding, respectively, aggregate liquidation preference of zero and $290,000, respectively	—	280,107
Common shares of beneficial interest, $.01 par value; 200,000,000 shares authorized; 164,349,141 and 164,268,199 shares issued and outstanding, respectively	1,643	1,643
Additional paid in capital	4,542,307	4,539,673
Cumulative net income	3,310,017	3,104,767
Cumulative other comprehensive income	79,358	39,583
Cumulative preferred distributions	(343,412)	(341,977)
Cumulative common distributions	(4,834,491)	(4,494,407)
Total shareholders’ equity	2,755,422	3,129,389
Total liabilities and shareholders’ equity	$7,150,385	$6,634,228